Power of Attorney


STATE OF MICHIGAN	)
				 )  SS
COUNTY OF
WAYNE		   )

	KNOW ALL BY THESE PRESENTS that I, Lillian Bauder, do hereby constitute and appoint Susan M. Beale, Thomas A. Hughes, Bruce D. Peterson and Susan E. Riske, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange Commission Forms 3, 4 and 5 and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DTE Energy Company.

	This Power of Attorney
is in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS THEREOF, I
have hereto set my hand this 23rd day of June, 2004.

	/s/Lillian
Bauder
	Lillian Bauder


Witnesses:

/s/Bonita E. McCree

Bonita E. McCree

/s/Sharon L. Sabat
Sharon L. Sabat

STATE OF
MICHIGAN	)
				 )  SS
COUNTY OF WAYNE		   )

On this 23rd day of
June, 2004, before me personally appeared Lillian Bauder, to me known to be the person described who executed the foregoing Power of Attorney.


	Subscribed and sworn to before me
	the 23 day of June, 2004.


	/s/Nancy K. Steck
	Nancy K. Steck
	Notary Public - Macomb County

	Acting in Wayne County
	My Commission Expires:   5-14-2006